                                POWER OF ATTORNEY

        Know all persons by these presents, that I, Stan Jeffress, Director of
Macon Financial Corp. (the "Company"), hereby make, constitute and appoint each of Ryan Scaggs, James L. Pate, Robert A. Singer and Iain MacSween, and each of them, signing singly, my true and lawful attorney-in-fact for me and in my name, place and stead, giving each said person full and equal power to act in my name, place and stead, to do the following:

            (i)         Execute for and on behalf of myself, in my capacity as
        an officer and/or director of the Company, Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities and Exchange Act of
        1934, as amended ("1934 Act"), and the rules and regulations adopted thereunder;

            (ii)        Do and perform any and all acts for and on behalf of
        myself that may be necessary or desirable, as determined by such attorney-in-fact, to complete and execute such Forms 3, 4 or 5; complete and execute any amendment or amendments thereto; and file such forms with the United States Securities and Exchange Commission, including without limitation obtaining EDGAR filing codes, passcodes, CIK numbers, and the like, any other governmental or administrative authority, and/or any stock exchange or similar authority; and

            (iii)       Take any other action of any type whatsoever in
        connection with the foregoing which, in the opinion of such attorney-in-fact, may be a benefit to, in the best interest of, and/or legally required by me.

        I hereby grant to each such attorney-in-fact full power and authority to do and perform every act which is required, necessary or proper to be done in the exercise of any of the rights and powers herein granted as I might or could do if personally present, with full power of substitution or revocation, and I hereby ratify and confirm all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. Execution by the named attorney-in-fact alone shall be sufficient and shall be deemed my act in whatever capacity I might have so acted in my own right. I acknowledge that the foregoing attorneys-in-fact, and serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the 1934 Act.

        This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4 and 5 with respect to my holdings of and transactions in securities issued by the Company, unless earlier revoked by me in a signed writing delivered to the foregoing attorneys-in-fact.

Dated: March 16, 2011                   /s/ Stan Jeffress
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